Exhibit (g)(i)(a)

THIS AMENDMENT (this “Amendment”) to the Agreement (as defined below) is entered into as of July 1, 2018 by and between the Guardian Insurance and Annuity Company, Inc. (the “Company”) and The Guardian Life Insurance Company of America (the “Reinsurer”).

WHEREAS, the Company and the Reinsurer have entered into an Automatic Coinsurance, Modified Coinsurance Reinsurance Treaty dated as of September 1, 1995 (the “Agreement”); and

WHEREAS, the Company and the Reinsurer desire to further amend the Agreement in accordance with the terms of this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Reinsurer hereby agree as follows:

Exhibit D, the Allowance Schedule, is replaced in its entirety by the Attached revised Exhibit D, adding allowances for the 2018 Series FS VUL Ill plan.

This Amendment will be attached to and form a part of the Agreement.

All provisions of the Agreement not specifically modified herein shall remain unchanged.

IN WITNESS WHEREOF, The Guardian Insurance & Annuity Company, Inc., Wilmington Delaware and The Guardian Life Insurance Company of America, New York, New York, have by their respective officers executed and delivered this amendment in duplicate as of the date above.

The Guardian Insurance & Annuity Company, Inc.:

	By:	/s/ Roberto C. Ecker
	Title:	SVP & CFO
Attested: Charles Marino	Date:	7/18/18

The Guardian Life Insurance of Company of America:

	By:	/s/ Andrew Gordon
	Title:	VP & Actuary
Attested: Mark Tynkov	Date:	7/18/18

REVISION 13 -effective 7/1/18

EXHIBIT D

ALLOWANCE SCHEDULE

	First Year Premium	Renewal Premium

PAL95	97.0%	16.7%

PAL97	111.0%	16.7%

PAL2000	150.0%	19.0%

VUL	67.0%	16.7%

Millennium Series - SNUL	152.0%	17.0%

2005 Series FS VUL	170.0%	17.0%

2008 Series 2001 CSO FS VUL	100.0%	21.0%

2008 Series COLI VUL	55.0%	11.5%

2013 Series FS VUL III	100.0%	18.0%

2018 Series FS VUL III	100.0%	18.0%

Unscheduled/excess premium

2013 Series FS VUL III	7.0%	7.0%

2018 Series FS VUL III	7.0%	7.0%

COLI VUL	10.0%	10.0%

All Other Plans	6.0%	6.0%

Guardian reserves the right to provide lower allowances on reinsurance amounts in excess of $8,000,000.

REVISION 13 -effective 7/1/18